EXHIBIT 10.55

SAREPTA THERAPEUTICS, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(As adopted December 10, 2019)

Sarepta Therapeutics, Inc. (the “Company”) believes that the granting of equity and cash compensation to its directors represents a powerful tool to attract, retain and reward directors who are not employees of the Company (“Outside Directors”) and to align the interests of our Outside Directors with those of our stockholders. This Non-Employee Director Compensation Policy (the “Compensation Policy”) is intended to formalize the Company’s policy regarding grants of equity and cash compensation to its Outside Directors. The Compensation Committee of the Company’s Board of Directors (the “Board”) may make recommendations to the Board regarding changes to the compensation of Outside Directors and may authorize payments and make grants of equity pursuant to this Compensation Policy and to the extent permitted under any of the Company’s plans, including the Company’s 2018 Equity Incentive Plan or any successor plan(s) thereto (the “Plan”). Unless otherwise defined herein, capitalized terms used in this Compensation Policy will have the meaning given such term in the Plan. Outside Directors shall be solely responsible for any tax obligations they incur as a result of any grant of equity and cash payments, whether paid under the Plan or otherwise.  This Compensation Policy supersedes and replaces the AVI BioPharma, Inc. Non-Employee Director Compensation Policy adopted September 27, 2010, and shall remain in effect until it is rescinded or replaced by further action of the Board.

1.Equity Compensation

Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Compensation Policy. All grants of Awards to Outside Directors pursuant to Sections 1(c) and 1(d) of this Compensation Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a)Type of Option; Terms of Plan. Options granted pursuant to this Compensation Policy will be Nonstatutory Stock Options (an “Option”). Except as otherwise provided herein, Awards granted pursuant to this Compensation Policy will be subject to the other terms and conditions of the Plan.

(b)No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Compensation Policy or to determine the number of Shares to be covered by such Awards (except as provided in Section 1(e) below and the Plan).

(c)Initial Award. The Board shall automatically grant on the date each person first becomes an Outside Director (whether through election by the stockholders of the Company or by appointment by the Board to fill a vacancy) an initial equity Award.  The Board, in its sole discretion, shall determine the Award value and may divide such Award into any combination of restricted stock units (“RSUs”), restricted stock awards (“RSAs”) and/or an Option to purchase shares of the Company’s common stock (“Initial Option”); provided, however, that a director who is an employee (an “Inside Director”) who ceases to be an Inside Director, but who remains a director, will not receive an Initial Award. Notwithstanding the foregoing, if, on the date a person joins the Board as an Outside Director, the Company is subject to a blackout period pursuant to the terms of the Company’s Procedures and Guidelines Governing Insider Trading and Tipping, then the grant of the RSUs, RSAs and/or the Initial Option will be delayed until the expiration of the blackout period. The term of the Initial Option will be ten (10) years and the exercise price of the Initial Option will equal the closing sales price of the Company’s common stock as reported by The NASDAQ Global Market on the date of grant. The RSUs, RSAs and/or the Initial Option shall vest pursuant to a vesting schedule established by the Board in its sole discretion and pursuant to the Plan, and provided that the Outside Director continues to serve as a director through such vesting dates.

(d)Annual Awards.

(i)The Board shall automatically grant each Outside Director in the first quarter of each year an annual equity Award.  The Board, in its sole discretion, shall determine the Award value and may divide such Award into any combination of an option to purchase shares of the Company’s common stock (“Annual Option”), RSUs and/or RSAs. The term of the Annual Option will be ten (10) years and the exercise price will be determined in accordance with the Plan on the date of the grant. The RSAs, RSUs and Annual Option shall vest pursuant to a vesting schedule established by the Board in its sole discretion and pursuant to the Plan, and provided that the Outside Director continues to serve as a director through such vesting dates.

(e)Revisions. The Board or a committee of the Board in its discretion may change and otherwise revise the terms of Awards granted under this Compensation Policy, including, without limitation, the number of Shares subject thereto, for Awards of the same or different type granted on or after the date the Board or a committee of the Board determines to make any such change or revision.

(f)Adjustments. If the Company shall at any time increase or decrease the number of its outstanding shares of stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the stock, then the Board or a committee of the Board in its discretion, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Compensation Policy, may adjust the number of Shares issuable pursuant to Sections 1(c) and 1(d) of this Compensation Policy and the Plan.

(g)Vesting Limitations on Awards. Notwithstanding any other provision of this Policy to the contrary, Awards shall become vested over a period of not less than one year following the date the Award is made; provided, however, that, notwithstanding the foregoing, (i) the Administrator may provide that such vesting restrictions lapse or be waived upon the Outside Director’s Disability, retirement, Change in Control, or other event determined by the Board, (ii) such vesting restrictions shall lapse upon the Outside Director’s death while providing services to the Company, and (iii) Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3(a) of the Plan may be granted to any Outside Directors without respect to such minimum vesting provisions.

2.Cash-Based Compensation

(a)Annual Fee. The Company will pay each Outside Director an annual fee.  The Board, in its sole discretion, shall determine the amount of such fee (which may be zero) (the “Annual Fee”). The Annual Fee will be paid to each Outside Director in four equal installments on a quarterly basis at the end of the applicable quarter provided the individual served as an Outside Director during the full quarter, with the amount prorated for any Outside Director who did not serve the full quarter.

(b)Chairperson Annual Fee. If an Outside Director is serving as the chairperson of the Board (the “Non-Executive Chairperson”), then, in addition to the Annual Fee, the Company will pay to the Non-Executive Chairperson an additional annual fee.  The Board, in its sole discretion, shall determine the amount of such additional annual fee (which may be zero) (the “Chairperson Fee”). The Chairperson Fee will be paid to the Non-Executive Chairperson in four equal installments on a quarterly basis at the end of the applicable quarter provided the individual served as the Non-Executive Chairperson during the full quarter, with the amount prorated in the event the Non-Executive Chairperson did not serve in such capacity for the full quarter.

(c)Committee Chairperson Fees. The Company will pay each Outside Director who serves as chairperson of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Research and Development Committee the applicable annual fee for serving as the chairperson.

The Board, in its sole discretion, shall determine the amount of such annual fee (which may be zero) (the “Annual Chairperson Fee”). The Annual Chairperson Fee shall be paid in four equal installments on a quarterly basis at the end of the applicable quarter provided the individual served as chairperson of the relevant committee during the full quarter, with the amount prorated for any chairperson who did not serve as the chairperson of the relevant committee for the full quarter.

(d)Committee Member Fees. The Company will pay each Outside Director who serves as a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Research and Development Committee an annual fee for serving as a member.  The Board, in its sole discretion, shall determine the amount of such annual fee (which may be zero) (the “Annual Committee Fee”). The Annual Committee Fee shall be paid in four equal installments on a quarterly basis at the end of the applicable quarter provided the individual served as a member of the relevant committee during the full quarter, with the amount prorated for any member who did not serve as a member of the relevant committee for the full quarter. For the avoidance of doubt, any Outside Director who serves as chairperson of a committee shall not be entitled to the Annual Committee Fee for the same committee.

(e)Revisions. The Board or a committee of the Board in its discretion may change and otherwise revise the terms of the cash compensation granted under this Compensation Policy, including, without limitation, the amount of cash compensation to be paid, on or after the date the Board or a committee of the Board determines to make any such change or revision.

(f)Section 409A. In no event shall cash compensation payable pursuant to this Compensation Policy be paid later than March 15 following the calendar year in which the applicable quarter ends (or if the individual did not serve as an Outside Director for the full quarter, then March 15 following the calendar year in which the Outside Director’s service terminated with the Company), in compliance with the “short-term deferral” exception to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (“Section 409A”). Although the Company does not guarantee to Outside Directors the particular tax treatment of the compensation granted hereunder, the Compensation Policy is intended to provide for compensation that is exempt from, or complies with, the requirements of Section 409A so that none of the compensation to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply with, or otherwise be exempt from, Section 409A.

3.Compensation Limits

The aggregate value of equity-based Awards awarded to Outside Directors, solely with respect to the individual’s service as a non-employee director, pursuant to the Plan plus cash-based compensation, is limited to $1,000,000 each Fiscal Year (except the limit is $1,500,000 with respect to the initial fiscal year in which the Outside Director commenced service). The limit is based on the aggregate Fair Market Value (determined as of the date of grant) of any equity-based Awards plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

Effective: December 10, 2019

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